Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on December 5, 2024, by and between Bowen Acquisition Corp, a Cayman Islands exempted company (“Bowen”), Qianzhi Group Holding (Cayman) Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Target” or the “Company”), and the undersigned subscriber (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Agreement and Plan of Reorganization, dated as of January 18, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Bowen, Target, Bowen Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of Bowen, and Shenzhen Qianzhi BioTech Company Limited, a company incorporated in the People’s Republic of China and a wholly-owned subsidiary of Target, pursuant to which, among other things, Bowen Merger Sub will merge with and into Target, with the Target as the surviving company in the merger and, after giving effect to such merger, the Target being a wholly owned subsidiary of Bowen (the “Transaction”);

WHEREAS, in connection with the Transaction, Bowen and Target are seeking commitments from interested investors to purchase, substantially concurrently with the closing of the Transaction, Ordinary Shares of Bowen, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share;

WHEREAS, the aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) (the “Acquired Shares”) is referred to herein as the “Subscription Amount”; and

WHEREAS, in connection with the Transaction, from and after the date hereof Bowen and Target may enter into separate subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other “qualified institutional buyers” and “accredited investors” (such persons, collectively, the “Other Investors” and together with the Investor, the “Investors”), on substantially the same terms as those set forth in this Subscription Agreement pursuant to which such Other Investors will agree to purchase additional Shares on the Closing Date (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, Bowen and Target acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from Bowen the number of Acquired Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that Bowen and Target reserve the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by Bowen and Target only when this Subscription Agreement is signed by a duly authorized person by or on behalf of each of Bowen and Target.

2. Closing. The closing of the purchase and sale of the Acquired Shares contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”) and shall occur substantially concurrently with, the closing of the Transaction. Upon delivery of written notice from (or on behalf of) Bowen or Target to the Investor (the “Closing Notice”), that Bowen and Target reasonably expect all conditions to the closing of the Transaction to be satisfied or waived on an expected closing date that is not less than ten (10) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Bowen at least five (5) business day prior to the closing date of the Transaction, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Bowen in the Closing Notice. On the Closing Date, Bowen shall issue the Acquired Shares to the Investor and promptly cause such Shares to be registered in restricted, book entry form in the name of the Investor on Bowen’s share register. In the event the closing of the Transaction does not occur within five (5) business days of the expected closing date in the Closing Notice, unless otherwise agreed by Bowen, Target and the Investor, Bowen shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book entries or share certificates shall be deemed cancelled; provided, however, unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligations to purchase the Acquired Shares at the Closing. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, Investor shall deliver to Bowen a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

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3. Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement is subject to the satisfaction or valid waiver of the conditions that, on the Closing Date:

(a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Shares under this Subscription Agreement, and no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Subscription Agreement;

(b) the terms of the Transaction Agreement (including the conditions thereto) shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction), and the closing of the Transaction shall be scheduled to occur substantially concurrently with or immediately following the Closing;

(c) no suspension of the qualification of the Shares for offering or sale or trading, and no suspension or removal from listing of the Shares on any securities exchange, shall have occurred, been initiated, or been threatened or notified to Bowen in writing;

(d) with respect to the obligation of Bowen and Target to close, (i) the representations and warranties made by the Investor in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), without giving effect to the consummation of the Transactions, and (ii) the Investor shall have performed its obligations and covenants required under this Subscription Agreement to be performed by it on or prior to the Closing Date (unless such obligation or covenant has been otherwise validly waived);

(e) with respect to the Investor’s obligation to close, (i) the representations and warranties made by Bowen and Target in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), without giving effect to the consummation of the Transactions, and (ii) Bowen and Target shall have performed its obligations and covenants required under this Subscription Agreement to be performed by it on or prior to the Closing Date (unless such obligation or covenant has been otherwise validly waived);

(f) with respect to the Investor’s obligation to close, no term of the Transaction Agreement (as in effect on the date hereof) shall have been amended, modified or waived in a manner that would reasonably be expected to materially adversely affect the economic benefits that the Investor (in its capacity as such) would reasonably expect to receive under this Subscription Agreement;

(g) with respect to the Investor’s obligation to close, there shall have been no amendment, waiver or modification of any Other Subscription Agreement that materially benefits any Other Investor thereunder (other than terms particular to the legal or regulatory requirements applicable to such Other Investor), unless the Investor has been offered substantially the same benefits; and

(h) with respect to the Investor’s obligation to close, Bowen and Target shall have obtained all consents or approvals (including any approval of each of their respective shareholders) necessary to permit Bowen and Target to perform its obligations under this Subscription Agreement.

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4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Bowen and Target Representations and Warranties. Each of Bowen and Target, with respect to itself severally, and not jointly nor severally and jointly, represents and warrants to the Investor that:

(a) Bowen is a Cayman Islands exempted company duly organized, validly existing and in good standing under the laws of the Cayman Islands. Target is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of Bowen and Target has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Acquired Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Bowen’s amended and restated articles and memorandum of association (as in effect at such time of issuance) or under the Companies Act (Revised) of the Cayman Islands, as amended (the “Cayman Companies Act”).

(c) This Subscription Agreement has been duly authorized, executed and delivered by such company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Bowen and Target in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The issuance and sale by Bowen of the Acquired Shares pursuant to this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Bowen or Target, as applicable, or any of their respective subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Bowen or Target, as applicable, or any of their respective subsidiaries is a party or by which Bowen or Target, as applicable, or any of their respective subsidiaries is bound or to which any of the property or assets of Bowen or Target, as applicable, is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Bowen or Target, as applicable, and their respective subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Acquired Shares or the ability of Bowen or Target, as applicable, to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Bowen or Target, as applicable; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Bowen or Target, as applicable, or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the ability of Bowen or Target, as applicable, to comply in all material respects with their obligations under this Subscription Agreement.

(e) As of their respective filing dates, all reports required to be filed by Bowen with the U.S. Securities and Exchange Commission (the “SEC”) since its initial public offering (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that Bowen makes no such representation or warranty with respect to any registration statement or any proxy statement/prospectus filed or to be filed by Bowen with respect to the Transaction. Bowen has timely filed with the SEC each SEC Report that Bowen was required to file with the SEC. There are no material outstanding or unresolved comments in comment letters received by Bowen from the SEC (including from the staff of the Division of Corporation Finance of the SEC) with respect to any of the SEC Reports.

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(f) Assuming the accuracy of the representations and warranties of the Investor, neither Bowen nor Target is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Acquired Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with the terms of this Subscription Agreement; (iv) those required by The Nasdaq Stock Market (“Nasdaq”), including with respect to obtaining approval of Bowen’s stockholders, and (v) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) Each of Bowen and Target is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. Each of Bowen and Target has not received any written communication from a governmental authority that alleges that such company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Except for such matters as have not had and would not reasonably be expected to have a Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Bowen or Target, threatened in writing against such company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against such company.

(i) The authorized share capital of Bowen consists, as of the date hereof, of (i) 200,000,000 Shares, of which 9,166,500 Shares are issued and outstanding, and (ii) 2,000,000 preference shares, par value $0.0001 per share, of which none are issued or outstanding.

(j) Neither Bowen nor Target have entered into any agreement with any Other Investors relating to such Other Investors’ purchase of the Shares other than the Other Subscription Agreements entered into with such Other Investors. The Other Subscription Agreements (and any amendments thereto) reflect the same purchase price per Share and other material terms with respect to the purchase of the Shares are no more favorable to such Other Investor thereunder than the terms of this Subscription Agreement (other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds).

(k) The issued and outstanding Shares of Bowen are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of Bowen, threatened against Bowen by Nasdaq or the SEC with respect to any intention by such entity to deregister the Shares or prohibit or terminate the listing of the Shares on Nasdaq. Bowen has taken no action that is designed to terminate or is reasonably expected to result in the termination of the registration of the Shares under the Exchange Act or the listing of the Shares on Nasdaq and is in compliance in all material respects with the listing requirements of Nasdaq.

(l) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Acquired Shares by Bowen to the Investor

(m) Bowen and Target have provided the Investor with a true and correct copy of the Transaction Agreement as in effect on the date hereof.

(n) There are no securities or instruments issued by or to which Bowen is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares, (ii) the shares to be issued pursuant to any Other Subscription Agreement or (iii) the shares to be issued pursuant to the Transaction, in each case, that have not been or will not be validly waived on or prior to the closing date of the Transaction.

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6. Investor Representations and Warranties. The Investor represents and warrants to Bowen and Target that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Acquired Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

(b) The Investor acknowledges and agrees that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that Bowen is not required to register the Shares except as set forth in Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that the Acquired Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Bowen or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates representing the Acquired Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. The Investor acknowledges and agrees that the Acquired Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Acquired Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Acquired Shares.

(c) The Investor acknowledges and agrees that the Investor is purchasing the Acquired Shares directly from Bowen. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Bowen, Target, or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Bowen and Target expressly set forth in Section 5 of this Subscription Agreement.

(d) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Acquired Shares, including, with respect to Bowen, Target, the Transaction and the business of Target and its subsidiaries. The Investor acknowledges that certain information received was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in subject projections. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed Bowen’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

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(e) The Investor became aware of this offering of the Acquired Shares solely by means of direct contact between the Investor and Bowen, Target, or a representative of Bowen or the Target, and the Shares were offered to the Investor solely by direct contact between the Investor and Bowen, Target, or a representative of Bowen or the Target. The Investor did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to the Investor, by any other means. The Investor acknowledges that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Bowen, Target, or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of Bowen and Target contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Bowen.

(f) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including those set forth in Bowen’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither Bowen nor Target has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement. The Investor acknowledges that (A) it (i) is a sophisticated investor, experienced in investing in similar transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares and (B) the purchase and sales of the Acquired Shares hereunder meet (i) the exemptions from filing under FINRA Rule 5123(b)(1) and (ii) the institutional customer exception under FINRA Rule 2111(b).

(g) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Bowen. The Investor acknowledges specifically that a possibility of total loss exists.

(h) In making its decision to purchase the Acquired Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning Bowen, Target, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Acquired Shares or the offer and sale of the Acquired Shares.

(i) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(j) If the Investor is not an individual, the Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If the Investor is an individual, the Investor has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(k) If the Investor is not an individual, the execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and (i) will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable and (ii) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Investor or any of its subsidiaries is a party or by which the Investor or any of its subsidiaries is bound or to which any of the property or assets of the Investor is subject that would reasonably be expected to have a material adverse effect on the ability of the Investor to comply in all material respects with its obligations under this Subscription Agreement.

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(l) The signature on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m) Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom. The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither Bowen nor any of its affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Acquired Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Acquired Shares; (B) the decision to invest in the Acquired Shares has been made at the recommendation or direction of a fiduciary (for purposes of ERISA and/or Section 4975 of the Code, or any applicable Similar Law) with respect to the Investor’s investment in the Shares who is independent of the parties to the Transaction; and (C) its purchase of the Acquired Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(o) The Investor is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

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(p) The Investor acknowledges that the parties to the Transaction Agreement may revise the outside date for Closing the Transaction as stated in the Transaction Agreement at their discretion without the consent of the Investor.

(q) The Investor, when required to deliver payment to Bowen pursuant to Section 2 above, will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

7. Registration Rights.

(a) Bowen agrees that, within sixty (60) calendar days following the Closing Date, unless on such date, the Registration Statement (defined below) is required to include financial statements that are not required to be filed in Bowen’s periodic reports, in which case such date shall be the 5th calendar day after such financial statements are required to be included in any such periodic report (such deadline, the “Filing Deadline”), Bowen will submit to or file with the SEC a registration statement for a shelf registration on Form S-1 or Form S-3 or Form F-1 or Form F-3, as applicable (if it is then eligible to use a Form S-3 or Form F-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Registrable Shares (as defined below) and Bowen shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the filing date thereof if the SEC notifies Bowen that it will “review” the Registration Statement and (ii) the 5th business day after the date Bowen is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that Bowen’s obligations to include the Registrable Shares in the Registration Statement are contingent upon Investor furnishing a completed and executed selling shareholder’s questionnaire in customary form to Bowen, that contains such information regarding Investor as required by the SEC rules to be included in the Registration Statement, the securities of Bowen held by Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Bowen to effect the registration of the Registrable Shares, and Investor shall execute such documents in connection with such registration as Bowen may reasonably request that are customary of a selling stockholder in similar situations, including providing that Bowen shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; and further provided that Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. Any failure by Bowen to file the Registration Statement by the Filing Deadline or to cause the effectiveness of such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Bowen of its obligations to file or effect the Registration Statement as set forth above in this Section 7. “Registrable Shares” shall mean, as of any date of determination, the Acquired Shares and any other equity security of Bowen issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

(b) At its expense Bowen shall:

(i) except for such times as Bowen is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Bowen determines to obtain, continuously effective with respect to Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Bowen to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) three years from the date of effectiveness of the Registration Statement. The period of time during which Bowen is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

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(ii) advise Investor, as expeditiously as possible: (1) when a Registration Statement or any amendment thereto has been filed with the SEC; (2) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (3) of the receipt by Bowen of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, Bowen shall not, when so advising Investor of such events, provide Investor with any material, nonpublic information regarding Bowen other than to the extent that providing notice to Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding Bowen;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated in Section 7(b)(ii)(4) above, except for such times as Bowen is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Bowen shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the Shares issued by Bowen have been listed; and

(vi) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Agreement, in connection with the registration of the Registrable Shares.

(c) Bowen will provide a draft of the Registration Statement to Investor for review at least two (2) business days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall Bowen be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the Investor’s review. In no event shall Investor be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that, if the Commission requests that Investor be identified as a statutory underwriter in the Registration Statement, Investor will have an opportunity to withdraw its Acquired Shares from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents Bowen from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Acquired Shares by Investor and the resale of Shares acquired by any Other Investors or otherwise, such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the Commission. In such event, the number of Acquired Shares to be registered for Investor and the number of Shares to be registered for such Other Investors named in the Registration Statement shall be reduced pro rata among all such investors. In the event that Bowen amends the Registration Statement in accordance with the foregoing, Bowen will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission, one or more registration statements to register the resale of those Registrable Shares that were not registered on the initial Registration Statement, as so amended, and cause such amendment or Registration Statement to become effective as promptly as practicable.

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(d) Notwithstanding anything to the contrary in this Subscription Agreement, Bowen shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by Bowen or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Bowen’s board of directors reasonably believes would require additional disclosure by Bowen in the Registration Statement of material information that Bowen has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Bowen’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of Bowen’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to the Company and the majority of the Bowen board or directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that Bowen may not delay or suspend the Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from Bowen of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Investor receives copies of a supplemental or amended prospectus (which Bowen agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Bowen that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Bowen unless otherwise required by law or subpoena. If so directed by Bowen, Investor will deliver to Bowen or, in Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(e) Indemnification.

(i) Bowen agrees to indemnify, to the extent permitted by law, Investor (to the extent a seller under the Registration Statement), its directors, officers, members, managers, affiliates, shareholders, partners, employees, agents, advisers, and each person who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm) (collectively, “Losses”), as incurred, caused by or arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Bowen by or on behalf of such Investor expressly for use therein. provided, however, that the indemnification contained in this Section 7(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Bowen (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Bowen be liable for any Losses to the extent they arise out of or are based upon a violation which occurs : (a) in connection with any failure of such person to deliver or cause to be delivered a Prospectus made available by Bowen in a timely manner and required to be delivered by such person in connection with the offer or sale giving rise to such Losses, (b) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by Bowen, or (c) in connection with any offers or sales effected by or on behalf of such Investor during a period in which Bowen has suspended use of any Registration Statement as permitted by this Subscription Agreement.

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(ii) In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to Bowen in writing such information and affidavits as Bowen reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Bowen, its directors and officers and each person or entity who controls Bowen (within the meaning of the Securities Act) against any Losses resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Investor expressly for use therein; provided, however, that the liability of each such Investor shall be several and not joint and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 7(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(e)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) Bowen will provide all customary and commercially reasonable cooperation necessary to (i) enable Investor to resell Registrable Shares pursuant to the Registration Statement or Rule 144, as applicable, (ii) qualify the Registrable Shares for listing on the primary stock exchange on which Bowen’s Ordinary Shares are then listed, (iii) update or amend the Registration Statement as necessary to include Registrable Shares and (iv) provide customary notice to holders of Registrable Shares.

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8. Other Covenants. Investor hereby agrees that, from the date of this Subscription Agreement, none of Investor, its controlled affiliates, or any person or entity acting on behalf of Investor or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of Bowen prior to the Closing. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in the Transaction (including Investor controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 8 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement. For purposes of this Section 8, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms or (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Bowen shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 9, any monies paid by the Investor to Bowen in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.

10. Trust Account Waiver. The Investor acknowledges that Bowen is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Bowen and one or more businesses or assets. The Investor further acknowledges that, as described in Bowen’s prospectus relating to its initial public offering dated July 11, 2023 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Bowen’s assets consist of the cash proceeds of Bowen’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Bowen, its public shareholders and the underwriter of Bowen’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Bowen to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Bowen entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account (including as a result of distributions made to Bowen’s public shareholders), and irrevocably agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. The Investor agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by Bowen and its affiliates to induce it to enter in this Subscription Agreement, and each such party further intends and understands such waiver to be valid, binding and enforceable against the Investor and its affiliates under applicable law. To the extent the Investor commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Bowen, Target or their affiliates, which proceeding seeks, in whole or in part, monetary relief against Bowen, Target or their affiliates, the Investor hereby acknowledges and agrees that the Investor’s sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Investor (or any person claiming on any of their behalf or in lieu of any of the Investor) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein and in the event of any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Bowen, Target, or their affiliates, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) in violation of this Subscription Agreement, Bowen shall be entitled to recover from the Investor and its affiliates, the associated legal fees and costs in connection with any such action, in the event Bowen or its affiliates, as applicable, prevails in such action or proceeding. Notwithstanding any else in this Section 10, nothing herein shall be deemed to limit the Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s (x) record or beneficial ownership of common stock acquired by any means other than pursuant to this Subscription Agreement or (y) redemption rights in connection with the Transaction with respect to any Ordinary Shares of Bowen owned by the Investor.

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11. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of Bowen and Target. Notwithstanding the foregoing, this Subscription Agreement and any of Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager or investment advisor as the Investor or by an affiliate of such investment manager or investor advisor, without the prior consent of Bowen and Target, provided that such assignee(s) agrees in writing to be bound by the terms hereof. Upon such assignment by the Investor, the assignee(s) shall become an Investor hereunder and have the rights and obligations provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager or investment advisor as the Investor or by an affiliate of such investment manager or investment advisor, unless consented to in writing by Bowen and Target (such consent not to be unreasonably conditioned, delayed or withheld).

(b) Bowen may request from the Investor such additional information as Bowen may deem necessary to evaluate the eligibility of the Investor to acquire the Acquired Shares and in connection with the inclusion of the Acquired Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested. The Investor acknowledges that Bowen may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Bowen.

(c) The Investor acknowledges that Bowen and Target, each separately as an express third-party beneficiary to this Agreement, including with a right of enforcement) and others will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Bowen and Target if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate. The Investor acknowledges and agrees that each purchase by the Investor of Acquired Shares from Bowen will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(d) Bowen and Target are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing, until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by (i) Bowen, (ii) Investor and (iii) Target. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7 and Section 11(c) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

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(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) This Subscription Agreement and all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(m) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(m) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

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(n) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

(o) As promptly as practicable following the date hereof, but in no event later than two (2) business days following the signing of this Subscription Agreement, Bowen shall, file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing (i) all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, (ii) all material terms of the Transaction and (iii) any other material, nonpublic information that Bowen has provided to the Investor any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, the Investor shall not be in possession of any material, non-public information received from Bowen or Target or any of its officers, directors or employees or agents and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Bowen, Target, the Placement Agents or any of their affiliates. Notwithstanding anything in this Subscription Agreement to the contrary, neither Bowen nor Target shall publicly disclose the name of the Investor or any of its affiliates or its investment adviser, or include the name of the Investor or any of its affiliates or its investment adviser in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of the Investor, except as required by state or federal securities law, any governmental authority or stock exchange rule, in which case Bowen shall provide the Investor with prior written notice of such disclosure permitted under hereunder.

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of Bowen and Target expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Bowen. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Acquired Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) any other party to the Transaction Agreement, or (iii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of Bowen, Target, or any other party to the Transaction Agreement shall be liable to the Investor, or to any other investor, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Acquired Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares.

13. Press Releases. All press releases or other public communications relating to the transactions contemplated hereby between Bowen, Target, and the Investor, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) Bowen, (ii) Target, and (iii) to the extent such press release or public communication references the Investor by name, the Investor, which approval shall not be unreasonably withheld or conditioned; provided that neither Bowen, Target nor the Investor shall be required to obtain consent pursuant to this Section 13 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 13. The restriction in this Section 13 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

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14. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to Bowen Acquisition Corp., to:

Bowen Acquisition Corp

420 Lexington Ave, Suite 2446

New York, NY 10170

Attention: Jiangang Luo

E-mail:        jiangangluo@bowenspac.com

with copies to (which shall not constitute notice):

Graubard Miller

405 Lexington Ave, 44th Floor

New York, NY 10174

Attention: David Alan Miller, Esq.

                    Jeffrey M. Gallant, Esq.

                    Eric Schwartz, Esq.

E-mail: dmiller@graubard.com

                    jgallant@graubard.com

                    eschwartz@graubard.com

if to the Target, to:

Qianzhi Group Holdings (Cayman) Limited

1705, Block B, KK 100 Building

5016 East Shennan Road

Luoho District, Shenzhen

Guangdong Province, 51800

Peoples Republic of China

Attention: Xiaoqin Lin, Chief Executive Officer

                    Liangwen Wang, Chief Financial Officer

E-mail:         395644267@qq.com (Lin)

                     275267023@qq.com (Wang)

with copies to (which shall not constitute notice):

Becker & Poliakoff, P.A.-

45 Broadway, 17th Floor

New York, NY 10006

Attention: Chengying Xiu, Esq.

E-mail:         jxiu@beckerlawyers.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile: Cayman Islands

By:	/s/ Huiqin Lin
Name:	Huiqin Lin
Title:	Director

Name in which Shares are to be registered (if different):	Date: 5 December 2024

Investor’s EIN:

Business Address-Street: Asia Leading Chambers, P.O. Box 986	Mailing Address-Street (if different):

City, State, Zip: Road Town, Tortola, VG110	City, State, Zip:

Attn:	Huiqin Lin	Attn:

Telephone No.:	Telephone No.:
Facsimile No.: E-mail:	Facsimile No.: E-mail:

Number of Shares subscribed for: 500,000

Aggregate Subscription Amount: $5,000,000	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Bowen in the Closing Notice. To the extent the offering is oversubscribed, the number of Shares received may be less than the number of Shares subscribed for.

[Signature Page to Subscription Agreement]

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IN WITNESS WHEREOF, Bowen and Target has accepted this Subscription Agreement as of the date set forth below.

BOWEN ACQUISITION CORP

By:	/s/ Jiangang Luo
Name:	Jiangang Luo
Title:	Chief Executive Officer

Date: December 5, 2024

QIANZHI GROUP HOLDING (CAYMAN) LIMITED

By:	/s/ Xiaoqin Lin
Name:	Xia Qin Lin
Title:	Chief Executive Officer

Date: 5 December, 2024

[Signature Page to Subscription Agreement]

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